                      Morgan Stanley Global Utilities Fund
                          Item 77(O) 10F-3 Transactions
                         March 1, 2006 - August 31, 2006

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
 Time   3/23/  19,400  $14.62 $283,62  100,00    0.52%  0.57%   Morgan  Deutsc
Warner    06    ,000           8,000      0                     Stanle    he
Teleco                                                            y,     Bank
   m                                                            JPMorg
                                                                 an,
                                                                Wachov
                                                                  ia
                                                                Securi
                                                                ties,
                                                                Deutsc
                                                                  he
                                                                 Bank
                                                                Securi
                                                                 ties